UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 20, 2007
NNN Healthcare/Office REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-133652 (Commission File Number)	20-4738467 (I.R.S. Employer Identification No.)

1551 N. Tustin Avenue, Suite 200 Santa Ana, California (Address of principal executive offices)		92705 (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Item 2.01 Completion of Acquisition and Disposition of Assets.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

EXPLANATORY NOTE
This Form 8-K/A, Amendment No. 1 amends our Current Report on Form 8-K filed on November 27, 2007, or the Form 8-K. Due to an administrative error, Item 2.01 of the Form 8-K reported that on November 20, 2007, Triple Net Properties, LLC executed an Assignment and Assumption of Sale Agreement and Escrow Instructions, or the Assignment, to assign its rights, title and interest as the buyer in the Sale Agreement and Escrow Instructions, as amended, to NNN Healthcare/Office REIT Tucson Medical Center, LLC, our wholly-owned subsidiary. However, pursuant to the Assignment, the correct name of the entity that Triple Net Properties, LLC assigned its rights, title and interest as the buyer in the Sale Agreement and Escrow Instructions, as amended, should have been NNN Healthcare/Office REIT Tucson Medical Office, LLC. The following disclosure in Item 2.01 below replaces and supersedes the third paragraph in Item 2.01 of the Form 8-K filed on November 27, 2007. Accordingly, we have also corrected the name of Exhibit 10.5 under Item 9.01 to reflect the correct entity name under the Assignment.
Item 2.01 Completion of Acquisition and Disposition of Assets.
On November 20, 2007, Triple Net Properties executed an Assignment and Assumption of Sale Agreement and Escrow Instructions, or the Assignment, to assign its rights, title and interest as the buyer in the Agreement, as amended, to NNN Healthcare/Office REIT Tucson Medical Office, LLC, our wholly-owned subsidiary.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.5 Assignment and Assumption of Sale Agreement and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Tucson Medical Office, LLC, dated November 20, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN Healthcare/Office REIT, Inc.
Date: November 29, 2007	By:	/s/ Scott D. Peters
		Name:	Scott D. Peters
		Title:	Chief Executive Officer and President